Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Toyota Motor Credit Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Other	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Other	Debt Securities	Rule 415(a)(6)	$6,900,000,000(3)		$6,900,000,000(3)			S-3ASR	333-252342	January 22, 2021	$649,442(3)
	Total Offering Amounts					(1)(3)		(2)(3)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)	This registration statement registers an unspecified amount of Debt Securities as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Toyota Motor Credit Corporation is deferring payment of all registration fees.

(3)	In accordance with Rule 415(a)(6) under the Securities Act, this Registration Statement includes $6,900,000,000 in aggregate principal amount of unsold Debt Securities (the “Unsold Securities”) that were previously registered pursuant to the Registrant’s automatic shelf registration statement on Form S-3ASR (File No. 333-252342) filed on January 22, 2021 (the “Prior Registration Statement”) and the prospectus supplements dated August 20, 2021 and August 25, 2022 to the base prospectus contained in the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement the Unsold Securities previously registered under the Prior Registration Statement, and the filing fees of $649,442 previously paid in connection with these Unsold Securities will continue to be applied to the Unsold Securities. In accordance with Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement is deemed terminated upon the filing of this Registration Statement.